Exhibit 99.2

LYNDONBANK

CONDENSED BALANCE SHEETS

	September 30	December 31
	2007	2006
	(Unaudited)
ASSETS
Cash and cash equivalents	$8,791,349	$5,216,255
Investments in available-for-sale securities (at fair value)	24,330,330	33,941,908
Federal Home Loan Bank stock, at cost	1,006,700	870,200
Loans, net	111,979,578	109,461,794
Premises and equipment, net	5,298,846	5,306,888
Bank-owned life insurance	3,526,604	3,431,821
Other assets	1,695,543	1,644,095
Total assets	$156,628,950	$159,872,961

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$19,403,583	$19,816,688
Interest-bearing	103,122,616	101,885,766
Total deposits	122,526,199	121,702,454
Securities sold under agreements to repurchase	6,631,267	5,033,267
Federal Home Loan Bank advances	12,000,000	17,200,000
Capital lease obligations	950,287	970,643
Other liabilities	289,603	635,196
Total liabilities	142,397,356	145,541,560

Shareholders' equity:
Common stock	653,400	653,400
Paid-in capital	2,138,439	2,138,439
Retained earnings	14,210,059	14,168,462
Treasury stock	(2,259,270)	(2,259,270)
Accumulated other comprehensive loss	(511,034)	(369,630)
Total shareholders' equity	14,231,594	14,331,401
Total liabilities and shareholders' equity	$156,628,950	$159,872,961

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

For the Nine Months Ended September 30,	2007	2006

Interest and dividend income
Loans, including fees	$6,242,869	$5,421,401
Investment income	1,101,739	1,263,635
Total interest and dividend income	7,344,608	6,685,036

Interest Expense:
Deposits	2,421,095	1,846,422
Other borrowings	658,473	367,941
Total interest expense	3,079,568	2,214,363
Net interest and dividend income	4,265,040	4,470,673
Provision for loan losses	30,000	0
Net interest and dividend income after the provision for loan losses	4,235,040	4,470,673

Noninterest income:
Service charges on deposits accounts	417,865	450,888
Securities gains, net	51,449	0
Gain on sales of loans	150	11,040
Increase in cash surrender value of bank owned life insurance	94,783	87,715
Other income	336,151	240,136
Total noninterest income	900,398	789,779
Noninterest expense:
Salaries and employee benefits	2,337,317	2,342,912
Occupancy and equipment expense	1,054,513	795,916
Advertising expense	78,504	85,523
Professional fees	136,982	6,069
Other operating expenses	1,049,866	1,078,993
Total noninterest expenses	4,657,182	4,309,413
Income before income taxes	478,256	951,039
Income tax expense	55,721	129,200
Net income	$422,535	$821,839
Net income per share of common stock	$0.40	$0.78
Average shares outstanding	1,058,132	1,058,132

The accompanying notes are an integral part of these financial statements.

LYNDONBANK

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)
For the nine months ended September 30,	2007	2006

Cash flows from operating activities:
Net income	$422,535	$821,839
Adjustment to reconcile net income to net cash provided by
operating activities:
Securities gain, net	(51,449)	0
Amortization of securities, net of accretion	5,348	37,305
Provision for loan losses	30,000	0
Change in deferred loan origination fees, net	(2,532)	(2,074)
Amortization of premium/discount on purchased loans, net	1,217	5,167
Decrease in loans held-for-sale	0	320,000
Depreciation and amortization	364,965	250,029
Gain on sales of loans	(150)	(11,040)
Increase in cash surrender value of bank owned life insurance	(94,783)	(87,715)
Changes in operating assets and liabilities	(308,290)	178,163
Net cash provided by operating activities	336,861	1,511,674

Cash flows from investing activities:
Decrease in available-for-sale securities	9,822,979	2,152,151
Purchases of Federal Home Loan Bank stock	(136,500)	124,200
Net increase in loans, net	(2,486,469)	(10,610,177)
Purchases of premises and equipment, net	(782,239)	(528,013)
Net cash provided by (used in) investing activities	6,417,771	(8,861,839)

Cash flows from financing activities:
Net change in total deposits	823,745	6,193,788
Net change in borrowings	(3,602,000)	856,386
(Payments on) increase in capital lease obligations	(20,356)	499,897
Sale of treasury stock	0	9,090
Dividend paid	(380,927)	(602,887)
Net cash (used in) provided by financing activities	(3,179,538)	6,956,274

Net change in cash and cash equivalents	3,575,094	(393,891)
Cash and Cash equivalents, beginning of period	5,216,255	8,395,084
Cash and Cash equivalents, end of period	$8,791,349	$8,001,193

Supplemental disclosures:
Interest paid	3,079,568	2,214,363
Income taxes paid	55,721	129,200

The accompanying notes are an integral part of these financial statements.

LyndonBank

Notes to the Condensed Unaudited Financial Statements

September 30, 2007

Note 1 - General

     The interim condensed financial statements in this report have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including Regulation S-X and have not been audited. These condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the financial statements fairly present the financial position and the results of operations for the interim periods.  However, the results of operations are not necessarily indicative of the results of operations which LyndonBank may achieve for future interim periods or the entire year. For further information, refer to the financial statements and footnotes accompanying this Current Report on Form 8-K/A.

Note 2 - Recent Accounting Pronouncements

     In June 2006 the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -an interpretation of FASB Statement 109" (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2007. The adoption of FIN 48 is not expected to have a material impact on the Bank's financial statements.

     In September 2006, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF") on Issue No. 06-4 "Accounting for Deferred Compensation and Postretirement Benefit Aspects of  Endorsement Split-Dollar Life Insurance Arrangements," (EITF Issue 06-4). EITF 06-4 requires companies with an endorsement split-dollar life insurance arrangement to recognize a liability for future postretirement benefits. The effective date is for fiscal years beginning after December 15, 2007, with earlier application permitted. Companies should recognize the effects of applying this issue through either (a) a change in accounting principle through a cumulative effect adjustment to retained earnings or (b) a change in accounting principle through retrospective application to all periods. The Bank is currently evaluating and has not yet determined the impact the new issue is expected to have on its financial position, results of operations or cash flows.

     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities including an amendment of FASB Statement No. 115” (SFAS 159).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement also established presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  The new standard is effective at the beginning of the Bank’s fiscal year beginning January 1, 2008, and early application may be elected in certain circumstances.  The Bank is currently evaluating and has not yet determined the impact the new standard is expected to have on its financial position, results of operations or cash flows.

Note 3 - Pending Merger

     On August 1, 2007, LyndonBank entered into an Agreement and Plan of Merger with Community Bancorp., Derby, Vermont, and its wholly-owned subsidiary, Community National Bank, pursuant to which, among other things, the Company agreed to merge with and into Community National Bank, with Community National Bank surviving (the “Merger”).

     Subject to the terms and conditions of the Agreement, upon consummation of the Merger, LyndonBank shareholders will be entitled to receive $25.25, without interest, for each outstanding share of LyndonBank common stock that they own.  Completion of the transaction is subject to the prior approval of the Office of the Comptroller of the Currency and the shareholders of LyndonBank.  The parties expect the Merger to close on or about December 31, 2007.